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                                                                   EXHIBIT 3(II)

                                    BYLAWS
                                      OF
                          READING ENTERTAINMENT, INC.

                             A Nevada corporation

                                   ARTICLE I

                                 Stockholders

Section 1 Annual Meeting

  Annual meetings of the stockholders, commencing with the year 2000, shall be held at such time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2 Special Meetings

  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman or Vice Chairman of the Board, if any, the Chief Executive Officer, the President or the Secretary, or any three or more members of the Board of Directors by resolution or at the request in writing of stockholders who together own of record shares of stock entitling them to cast a majority of the votes entitled to be cast by the holders of the outstanding stock of all classes entitled to vote at such meeting. Such request shall state the purpose of the proposed meeting.

Section 3 Notice of Meetings

  Written notice of stockholders meetings, stating the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman or Vice Chairman of the Board, if any, the Chief Executive Officer, the President, any Vice President, the Secretary or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by statute.

Section 4 Place of Meetings

  All annual meetings of the stockholders shall be held at the registered office of the Corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5 Quorum; Adjourned Meetings

  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 6 Voting

Except as otherwise provided by statute or the Articles of Incorporation or these Bylaws, and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes

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cast at such meeting upon a given matter by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such matter. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

Section 7 Proxies

  At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 8 Action Without Meeting

  Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE II

                                   Directors

Section 1 Management Of Corporation

  The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2 Number, Tenure, and Qualifications

  The number of directors which shall constitute the whole board shall be six. The number of directors may from time to time be increased or decreased to not less than one nor more than ten by action of the Board of Directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of the stockholders and, except as provided in Section 5 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3 Nomination of Stockholders

  No stockholder shall be permitted to nominate a candidate for election as a director at any annual meeting unless such stockholder shall provide in writing, not later than one hundred twenty days before the first anniversary of the preceding annual meeting of the stockholders, to the Nominating Committee of the Board of Directors or, in the absence of such committee, to the Secretary of the Corporation, information about such candidate which, were such candidate a nominee of the Board of Directors for whom the Corporation solicited proxies, would be required to be disclosed in the proxy materials pursuant to which such proxies would be solicited as set forth in Items 7-8 of
Schedule 14A promulgated by the Securities and Exchange Commission, or any successor provisions.

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Section 4 Chairman and Vice Chairman of the Board

  The directors may elect one of their members to be Chairman of the Board of Directors and may elect one of their members to be the Vice Chairman of the Board of Directors. The Chairman and the Vice Chairman shall be subject to the control of and may be removed by the Board of Directors. The Chairman and Vice Chairman shall perform such duties as may from time to time be assigned to them by the Board of Directors.

Section 5 Vacancies

  Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of no less than two-thirds of the voting power may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by written consent filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

  A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

  If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 6 Annual and Regular Meetings

  Annual and regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the absence of such designation, annual and regular meetings shall be held at the registered office of the Corporation. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 7 First Meeting

  The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 8 Special Meetings

  Special meetings of the Board of Directors may be called by the Chairman or Vice Chairman of the Board of Directors or the President or any three of the directors then in office.

  The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of the special meetings of the Board of Directors by telecopy or electronic mail at least forty-eight hours before the meeting, or by mail at least two days before the meeting, or by telegram, cable, radiogram or

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personal service at least two days before the meeting. Unless otherwise stated
in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

Section 9 Business of Meetings

  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10 Quorum; Adjourned Meetings

  A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board of Directors in regular meeting.

  A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

  Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman, or in their absence by the President, or in the absence of all of the foregoing by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

  Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place are fixed at the meeting adjourned.

Section 11 Committees

  The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the directors of the Corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

  The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 12 Action Without Meeting; Telephone Meetings

  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of

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Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

  Nothing contained in these Bylaws shall be deemed to restrict the powers of members of the Board of Directors, or any committee thereof, to participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment whereby all persons participating in the meeting can hear each other.

Section 13 Special Compensation

  The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like reimbursement and compensation for attending committee meetings.

                                  ARTICLE III

                                    Notices

Section 1 Notice of Meetings

  Notices of meetings of stockholders shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2 Effect of Irregularly Called Meetings

  Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing. Presence at any irregularly called meeting either in person or by proxy, will constitute a waiver of any defect with respect to the notices given, and/or the failure to give any notices whatsoever, with respect to such meeting.

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Section 3 Waiver of Notice

  Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE IV

                                   Officers

Section 1 Election

  The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer or a President, or both, one or more Vice Presidents, a Treasurer and a Secretary, and such other officers with such titles and duties as the Board of Directors may determine, none of whom need be directors. Any person may hold one or more offices and each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time.

Section 2 Chairman of the Board

  The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board will also serve, unless resolved otherwise by the Board of Directors, as the Chief Executive Officer of the Corporation.

Section 3 Vice Chairman of the Board

  The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 4 Chief Executive Officer

  The Chief Executive Officer shall be the head of the Corporation and in the recess of the Board of Directors shall have the general control and management of all the business and affairs of the Corporation. The Chief Executive Officer shall make annual reports and submit the same to the Board of Directors showing the condition and affairs of the corporation. The Chief Executive Officer shall, from time to time, make recommendations to the Board of Directors and any other committee of the Board of Directors deems proper and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 5 President

  The President shall be the chief operating officer of the Corporation and shall have active management of the business of the Corporation. The President shall execute on behalf of the Corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the Corporation.

Section 6 Chief Administrative Officer

  The Chief Administrative Officer will be responsible for the management of the financial control and reporting, treasury, human resources, and public reporting functions of the Corporation. The Chief Administrative Officer shall in addition, perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

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Section 7 Vice-President

  The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice-President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 8 Secretary

  The Secretary shall act under the direction of the President. Subject to the direction of the President, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 9 Assistant Secretaries

  The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 10 Treasurer

  The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such person's office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

Section 11 Assistant Treasurers

  The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 12 Compensation

  The salaries and compensation of all officers of the Corporation shall be fixed by the Board of Directors.

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Section 13 Removal; Resignation

  The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors, or any member of a committee, may be removed at any time, with or without cause, by the Board of Directors by a vote of not less than a majority of the entire Board at any meeting thereof or by written consent. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

  Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

Section 14 Vacancies

  Any vacancy in the office of any officer through death, resignation, removal, disqualification or other cause may be filled at any time by a majority of the directors then in office (even though less than a quorum), the person so chosen shall hold office until his successor shall have been elected and qualified.

                                   ARTICLE V

                                 Capital Stock

Section 1 Certificates

  Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such person in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such stock.

  If a certificate is signed (1) by a transfer agent other than the Corporation or its employees or (2) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 2 Surrendered; Lost or Destroyed Certificates

  The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

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Section 3 Regulations

  The Board of Directors shall have the power and authority to make all such rules and regulations and procedures as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.

Section 4 Record Date

  The Board of Directors may fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5 Registered Owner

  The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                  ARTICLE VI

                              General Provisions

Section 1 Registered Office

  The registered office of the Corporation shall be in the County of Clark, State of Nevada.

  The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 2 Checks; Notes

  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3 Fiscal Year

  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4 Stock of Other Corporations or Other Interests

  Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President, the Secretary, and such other attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of the Corporation to attend and to act an vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the

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Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chief Executive Officer, the President, the Secretary or other such attorneys or agents may also execute and deliver on behalf of the Corporation, powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by the Corporation.

Section 5 Corporate Seal

  The Corporation will have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE VII

                                Indemnification

Section 1 Indemnification Generally

  As provided in this Article VII, the Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of which he or she is the legal representative, is or was a director or officer, or had agreed to serve as a director or officer, of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, or by reason of any act alleged to have been taken or omitted in such capacity, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or alleged action in any other capacity while serving as a director, officer, employee, or agent, to the maximum extent authorized by the NRS, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all cost, expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred by such person or on his or her behalf in connection with such Proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided that, if the NRS so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article Eight or otherwise and provided that the Corporation shall not be required to advance expenses in connection with a Proceeding (or part thereof) alleging liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (a "16(b) Claim"). The termination of any Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not meet any standard of conduct for indemnification imposed by the NRS. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2 Indemnification for Costs, Charges, and Expenses for Successful
Party

  Notwithstanding the other provisions of this Article VII, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding referred to in Section 1, or in the defense of any claim, issue, or matter therein, he or she shall be indemnified against all costs, charges, any expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 3 Determination of Right to Indemnification

  Any indemnification under Section 1 or 2 (unless ordered by a court) shall be paid by the Corporation unless a determination is made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standards of conduct set forth in the NRS.

Section 4 Advance of Costs, Charges and Expenses

  Costs, charges, and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article VII in defending a civil or criminal Proceeding (including investigations by any government agency and all costs, charges, and expenses incurred in preparing for any threatened Proceeding) shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges, and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VII and provided that the Corporation shall not be required to advance expenses in connection with a 16(b) Claim. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The Board of Directors may, in the manner set forth above, and subject to the approval of such director or officer, authorize the Corporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding.

Section 5 Procedure for Indemnification

  Any indemnification under Section 1 or advance of costs, charges, and expenses under Section 4 shall be made promptly, and in any event within 60 days, upon the written request of the director or officer directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article VII shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges, and expenses under Section 4 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct, if any, set forth in the NRS, but, to the extent permitted by applicable law, the burden of proving that such standard of conduct has not been met shall be on the Corporation. To the extent permitted by applicable law, neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, if any, set forth in the NRS, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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Section 6 Other Rights; Continuation of Right of Indemnification

  The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors, and administrators of such person. All rights to indemnification under this
Article VII shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Article VII is in effect. No amendment or repeal of this Article VII or of any relevant provisions of the NRS or any other applicable laws shall adversely affect or deny to any director or officer any rights to indemnification which such person may have, or change or release any obligations of the Corporation under this Article VII with respect to any costs, charges, expenses (including, attorneys' fees), judgments, fines, and amounts paid in settlement which arise out of a Proceeding based in whole or substantial part on any act, actual or alleged, which takes place before or while this Article VII is in effect. The provisions of this Section 6 shall apply to any such Proceeding whenever commenced, including any such Proceeding commenced after any amendment or repeal of this Article VII. The right to indemnification and advancement of expenses conferred on any person by this
Article VII shall not limited the Corporation from providing any other indemnification permitted by law.

Section 7 Definitions

  For purposes of this Article VII:

  "the Corporation" includes any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this
Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

  "other enterprises" includes employee benefit plans, including but not limited to any employee benefit plans of the Corporation;

  "serving at the request of the Corporation" includes, but is not limited to, any service which imposes duties on, or involves services by, a director or officer of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary there;

  "fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

  a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in Section 1; and

  service as a partner, trustee, or member of management or similar committee of a partnership or joint venture, or as a director, officer, employee, or agent of a corporation which is a partner, trustee, or joint venturer, shall be considered service as a director, officer, employee, or agent of the partnership, joint venture, trust, or other enterprise.

Section 8 Saving Clause

  If this Article VII or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

Section 9 Indemnification of Other Persons

  If authorized by the Board of Directors, the Corporation may indemnify and advance expenses to any other person whom it has the power to indemnify under the NRS to the fullest extent permitted by such statutes.

Section 10 Insurance

  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprises against any expense, liability or claim, whether or not the Corporation would have the power to indemnify such person under the NRS.

                                 ARTICLE VIII

                                  Amendments

Section 1 Amendments by Stockholders

  The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of directors of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 2 Amendments by Board of Directors

  The Board of Directors by a majority vote of the whole Board of Directors at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.